Exhibit 2.1

Execution Version

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

This Amendment No. 1, dated as of March 24, 2026 (this “Amendment”), to the Agreement and Plan of Merger (the “Agreement”), dated as of December 21, 2025, is entered into by and among Jupiter Company Limited, a company incorporated in Jersey (the “Parent”), Jupiter Merger Sub Limited, a company incorporated in Jersey and a Wholly Owned Subsidiary of Parent (“Merger Sub”), and Janus Henderson Group plc, a company incorporated in Jersey (the “Company”).

WHEREAS, the Company, Parent and Merger Sub have previously entered into the Agreement pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent;

WHEREAS, the Company, Parent and Merger Sub desire to amend the Agreement in accordance with Section 9.3 of the Agreement; and

WHEREAS, each party’s Boards of Directors (and, in the case of the Company, upon the recommendation of the Special Committee) has authorized such party’s execution and delivery of this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth in this Amendment, and other good and valuable consideration, the adequacy and receipt of which hereby are acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

Section 1.1         All capitalized terms used herein shall have the meanings set forth in the Agreement, unless the context indicates otherwise.

Section 1.2         Section 1.7(a)(i) of the Agreement is hereby amended by replacing the reference in such Section to “$49.00” with “$52.00”.

Section 1.3         Section 9.2(c) of the Agreement is hereby amended by (i) replacing the reference in such Section to “$297,130,000” with “$394,000,000” and (ii) replacing the reference in such Section to “$222,850,000” with “$275,800,000”.

Section 1.4         Section 9.2(f) of the Agreement is hereby amended by replacing the text following the first parenthetical phrase with “an amount equal to $118,200,000 (the “Expense Reimbursement”)”.

Section 1.5         Section 5.1(a)(iv)(B) of the Agreement is hereby deleted in its entirety and replaced with the following: “declare, set aside or pay any dividends or other distribution in respect of shares of the capital stock of the Company (other than (x) with respect to fiscal quarters beginning on or after July 1, 2026, a quarterly dividend not to exceed $1.00 per share of Company Common Stock, with declaration and payment dates consistent with past practice; provided that at the time of any such declaration date the conditions set forth in Section 8.1(a) and (b) and Section 8.2 have been satisfied or waived by Parent (other than those conditions that by their nature are to be satisfied at the Closing, but which are capable of being satisfied at the Closing, provided that each such condition would be satisfied if the Closing were held on such date) and (y) declaring, setting aside or paying dividends payable by any direct or indirect Subsidiary of the Company to the Company or any of its Subsidiaries); or”.

Section 1.6         Section 6.2 of the Agreement is hereby amended by adding the following new subsection (e) thereto:

“(e)      Following receipt of the Required Company Vote and subject to compliance with Applicable Law, Parent may make available to employees of the Company capacity for rollover and other equity purchase and/or participation opportunities, such employees to be identified based on their expressed interest and in consultation with senior management of the Company, provided that no such opportunity shall create any obligation or other liability of the Company prior to the Closing.”

Section 1.7         Except as otherwise expressly provided herein, the Agreement shall remain unchanged and in full force and effect.

Section 1.8         From and after the execution of this Amendment by the parties hereto, any reference to the Agreement, and each reference in the Agreement to “this Agreement,” “hereof,” “herein,” “hereby,” “hereto,” “herewith,” “hereunder” and derivative or similar words, shall be deemed to be a reference to the Agreement as amended by this Amendment. Each reference in the Agreement, as amended hereby, to “the Effective Date”, “the date of this Agreement”, “the date hereof” or any similar reference shall continue to refer to December 21, 2025.

Section 1.9         Sections 10.3 (Successors and Assigns), 10.4 (Governing Law; Jurisdiction; Specific Performance), 10.5 (Expenses), 10.6 (Severability; Construction), 10.7 (Notices), 10.8 (Entire Agreement), 10.9 (Parties in Interest), 10.10 (Section and Paragraph Headings), 10.11 (Counterparts), Section 10.14 (Non-Recourse) and 10.15 (Interpretative Provisions) of the Agreement shall apply mutatis mutandis to this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

JANUS HENDERSON GROUP PLC

By:	/s/ Ali Dibadj
	Name:	Ali Dibadj
	Title:	Chief Executive Officer

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]

JUPITER COMPANY LIMITED

By:	/s/ Nelson Peltz
	Name:	Nelson Peltz
	Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]

JUPITER MERGER SUB LIMITED

By:	/s/ Nelson Peltz
	Name:	Nelson Peltz
	Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]